Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

December 28, 2017

Northwest Pipe Company Announces $37.2 million Sale of Remaining Energy Tubular Facility; Positions for Growth in Water Business

VANCOUVER, WA – 12/28/17 – Northwest Pipe Company (Nasdaq: NWPX) today announced it has sold its remaining Energy Tubular Products assets in Atchison, Kansas, including real estate, to Almacenadora Afirme, S.A. de C.V., Organización Auxiliar del Crédito, Afirme Grupo Financiero, a Mexican corporation of variable capital, for a purchase price of $37.2 million in cash.

Over the past four years, in order to reposition the company around its core Water Transmission business, Northwest Pipe has completed the following strategic efforts:

1. Sale of OCTG Energy Tubular business in March 2014

2. Closure of Atchison line pipe Energy Tubular business in January 2016

3. Sale of Atchison facility in December 2017

“Northwest Pipe has been on a multi‐year transformational journey to refocus our efforts on becoming a pure play water company,” said Scott Montross, President and CEO of the company. “The sale of this non-core asset provides capital resources that strengthen our ability to pursue growth opportunities in the water and wastewater infrastructure markets.  With no debt and the additional cash from this transaction, Northwest Pipe is now well positioned to slowly and opportunistically grow its water business.”

About Northwest Pipe Company
Northwest Pipe Company is the largest manufacturer of engineered steel pipe water systems in North America. The Company’s Water Transmission manufacturing facilities are strategically positioned to meet North America's growing needs for water and wastewater infrastructure. The Company serves a wide range of markets and their solution-based products are a good fit for applications including: water transmission, plant piping, tunnels, and river crossings. The Company is headquartered in Vancouver, Washington and has manufacturing facilities across the United States and one manufacturing facility in Mexico.

Forward-Looking Statements

Statements in this press release by Scott Montross are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended that are based on current expectations, estimates and projections about our business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by us include changes in demand and market prices for our products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, price and volume of imported product, excess or shortage of production capacity, international trade policy and regulations, our ability to identify and complete internal initiatives and/or acquisitions in order to grow our Water Transmission business and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

For more information, visit www.nwpipe.com.

Contact:
Robin Gantt

Chief Financial Officer
(360) 397-6325

Scott Montross

Chief Executive Officer
(360) 397-6250

###